UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 7, 2011
Date of Report (Date of earliest event reported)

China Green Lighting Limited
(Exact Name of Registrant as Specified in Charter)

Colorado	000-53106	26-0812035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 18, Seventh Xinggong Road,
Jiangdong District, Jiangshan City,
Zhejiang, People’s Republic of China
324019
(Address of Principal Executive Offices)

+86 (570) 435-2001
(Registrant’s telephone number, including area code)

Transit Management Holding Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

In connection with Transit Management Holding Corp.’s (the “Company”) receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), effective July 8, 2011, the Company amended its Articles of Incorporation to change its name from “Transit Management Holding Corp.” to “China Green Lighting Limited” (the “Name Change”).

The full text of the amendment to the Company’s Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

Articles of Amendment - Series A Convertible Preferred Stock

On July 7, 2011, the Company received confirmation of the acceptance by the Colorado Secretary of State of Articles of Amendment containing an Amended & Restated Statement as to the Preferences and Rights of Series A Convertible Preferred Stock (“Articles of Amendment”). The changes implemented in the Articles of Amendment were to delete the provision for the automatic conversion of the Series A Convertible Preferred Stock (“Preferred Stock”) upon the effective date of a reverse stock split and to provide for the automatic conversion of the Preferred Stock effective June 27, 2011.

A copy of the Articles of Amendment is filed herewith as Exhibit 3.1(b) and incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

Symbol Change

In connection with the Name Change described in Item 5.03 above, FINRA assigned the Company a new stock symbol, “CHGL.”  This new symbol took effect at the open of business on July 8, 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

3.1(a)	Text of Articles of Amendment - Name Change
3.1(b)	Articles of Amendment - Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN LIGHTING LIMITED, a Colorado corporation

Dated: July 8, 2011	By:	/s/ Liu Chuanling
Liu Chuanling Chief Executive Officer